UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2017

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom

W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Unitymedia Hessen GmbH & Co. KG (the “Original Borrower”) as original borrower, the other guarantors named therein (the “Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and Credit Suisse AG, London Branch as security trustee (the “Security Trustee”), among others, are parties to a Senior Facilities Agreement, originally dated July 25, 2014 (as amended from time to time prior to the date of the Senior Facilities Agreement Amendment and Restatement Agreement (as defined below), the “Senior Facilities Agreement”) and a Super Senior Facilities Agreement, originally dated July 25, 2014 (as amended from time to time prior to the date of the Super Senior Facilities Agreement Amendment and Restatement Agreement as defined below), the “Super Senior Facilities Agreement”, together with the Senior Facilities Agreement, the “Facilities Agreements”). The Original Borrower and the Guarantors are each an indirect wholly-owned subsidiary of Liberty Global plc.

On June 19, 2017, the Original Borrower, the Guarantors, the Facility Agent and the Security Trustee entered into an amendment and restatement agreement (the “Senior Facilities Agreement Amendment and Restatement Agreement”), to amend and restate the Senior Facilities Agreement (the Senior Facilities Agreement, as amended and restated, the “Amended Senior Facilities Agreement”) and an amendment and restatement agreement (the “Super Senior Facilities Agreement Amendment and Restatement Agreement”, together with the Senior Facilities Agreement Amendment and Restatement Agreement, the “Amendment and Restatement Agreements”), to amend and restate the Super Senior Facilities Agreement (the Super Senior Facilities Agreement, as amended and restated, the “Amended Super Senior Facilities Agreement”, together with the Amended Senior Facilities Agreement, the “Amended Facilities Agreements”).

Each of the Amendment and Restatement Agreements amends and restates in full the applicable Facilities Agreement to, among other things, widen the scope of certain exceptions to the negative covenants, revise the change-of-control provision to allow for certain internal restructurings, amend certain default provisions and make administrative and consequential changes. Each of the Amended Facilities Agreements provides for the future incurrence of additional credit facilities thereunder; however, no additional indebtedness was incurred in connection with the effectiveness of the Amended Facilities Agreements.

All other terms of each of the Facilities Agreements remain in full force and effect under the applicable Amended Facilities Agreement, and all loans and commitments outstanding under each of the Facilities Agreements continue to be outstanding under the applicable Amended Facilities Agreement.

The Senior Facilities Agreement Amendment and Restatement Agreement (including the Amended Senior Facilities Agreement scheduled thereto) is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Super Senior Facilities Agreement Amendment and Restatement Agreement (including the Amended Super Senior Facilities Agreement scheduled thereto) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the Amended Senior Facilities Agreement is qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1. The foregoing description of the Amended Super Senior Facilities Agreement is qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Name

4.1	Amendment and Restatement Agreement, dated June 19, 2017, related to a Senior Facilities Agreement originally dated July 25, 2014, between, among others, Unitymedia Hessen GmbH & Co. KG as original borrower and The Bank of Nova Scotia as facility agent.

4.2	Amendment and Restatement Agreement, dated June 19, 2017, related to a Super Senior Facilities Agreement originally dated July 25, 2014, between, among others, Unitymedia Hessen GmbH & Co. KG as original borrower and The Bank of Nova Scotia as facility agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 23, 2017